                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 21, 2006


                          DURA AUTOMOTIVE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




            DELAWARE                           000-21139                            38-3185711
(State or other jurisdiction of         (Commission File Number)         (IRS Employer Identification No.)
         incorporation)





              2791 RESEARCH DRIVE, ROCHESTER HILLS, MICHIGAN 48309 (Address of Principal Executive Offices, including Zip Code)




                                 (248) 299-7500
              (Registrant's Telephone Number, Including Area Code)




                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 21, 2006, the Compensation Committee of the Board of Directors ("Compensation Committee") approved a key employee incentive plan that provides for cash awards to selected employees and selected executive officers. Potential payments under the plan will be based on the achievement of operational restructuring goals under the Company's previously announced 50-cubed plan and indirect workforce reductions. Where applicable, this plan will substitute for Dura's existing cash bonus plan. Potential cash payments under the plan will range from 25% to 100% of a participant's annual cash compensation (including targeted bonus). Prorated payments will be made as milestones to completion of the operational restructuring are achieved as determined by the Compensation Committee.

On August 21, 2006, the Compensation Committee approved an increase to the current Chief Financial Officer, Keith R. Marchiando's annual base salary to $378,000. This increase will be effective beginning September 1, 2006 and represents the market median as determined by external compensation consultants.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               DURA AUTOMOTIVE SYSTEMS, INC.


Date:  August 25, 2006         By: /s/ Keith R. Marchiando
                                  ------------------------
                                   Keith R. Marchiando
                                   Vice President, Chief Financial Officer
                                   (principal accounting and financial officer)


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